Exhibit 10.2

Transportation Service Contract

This Contract is made between

Service User	:	Lee Tat Transportation International Limited (“Party A”)
Service Provider	:	Suzhou Hexie Yuantong Logistic Company Limited (“Party B”)

WHEREAS

Party B has broad international vision and experience of overseas freight carrier services and Party A is preparing to start its China's cross-border logistics delivery business, in order to promote synergies cooperation between both parties, according to the " Contract Law of People's Republic of China " and the relevant provisions of the transportation of goods, Party B would provide logistic and delivery services with the terms and conditions stipulated below after several negotiation and consultation.

NOW IT IS HEREBY AGREED as follows:

Article 1: Scope of services

Party B shall provide below items number 1 and 3 of the following list to Party A: -

1.	International express of door to door transportation of goods;
2.	Door to port transportation of goods;
3.	Domestic goods express;
4.	Cargo sorting, packaging;
5.	Warehousing service;
6.	Arranging insurance service;
7.	Other special service requirements;

Article 2: Duration

This Agreement shall be valid from May 1st 2017 until April 30th 2022, extension of cooperation after the expiration of this contract shall be in accordance with the corresponding provisions of the corresponding work of the cargo service to fulfill their obligations.

Article 3: Confirmation of Service

1.	Party B receives and accepts the formal entrustment by Party A through telephone, fax, e-mail, etc.;
2.	Upon receiving of the entrustment, Party A shall submit to Party B all necessary documentation and receipts with which to undertake the Services requested by Party B. (If the goods have to apply for approval, relevant inspection procedures, should be handed over at the same time.);

This is an English translation, and if there is any ambiguity in the Chinese version, the Chinese version shall prevail.

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3.	Party B shall pick the goods from Party A efficiently and timely after accepting the entrustment from Party A. The invoice shall be issued according to the service charges and the insurance procedures shall be handled (when the insurance requirements are made and paid by Party A).

Article 4: Cargo insurance

This contract adopts the second insurance method of below;

1.	Party A entrusts Party B to handle insurance, Party A shall be responsible to pay the insurance premium;
2.	Party A does not entrust B to apply for any insurance;

Article 5: Method of settlement and Duration

1.	Party B should charge in accordance with the agreed Charge with relevant scope of service agreed by both parties;
2.	Charges shall be collected in accordance with contract appendix <service price list>;
3.	Party B will execute the procedure of account settlement monthly before the 5th day of the following month (by providing Party A a detailed Service’s provider invoice listing of service charges). Party A shall, upon receipt of such list, confirm or query the invoice within 8 business days (if the Service User fails to respond within 8 business days, it shall be deemed that the Service User has confirmed the invoice), and shall settle all listed amounts within 10 business days after receipt of the Service Provider’s invoice. If Party A fails to make payment as agreed, the sum of 0.01% of the amount unpaid per day shall be paid by Party A as an overdue fine;
4.	Due to Party B fails to provide the "Service’s provider invoice" and causing the delay payment, Party A shall not be liable to the delay in payment (except of Party A deliberately refuse to receive the invoice);
5.	When the price of service provided by Party B changes, Party A shall be notified one month in advance, unless the new price system is approved by Party A in writing, otherwise it shall be executed according to the price system listed in the annex in this contract.

This is an English translation, and if there is any ambiguity in the Chinese version, the Chinese version shall prevail.

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Article 6: Rights and obligations of both parties

1.	Party A's rights and obligations
(i)	Party A shall have the right to request Party B to deliver the goods to the destination at the requested time, place and way of logistic;
(ii)	Party A has the right to change or cancel the entrusted content before goods picking and delivery procedures;
(iii)	Party A shall have the right to require Party B to provide the progress of the delivery entrusted by Party A and the information in the course of service. Party A shall keep all the trade secrets of Party B in the course of cooperation;
(iv)	The goods delivered from Party A should be well packed , with the provisions of the standard of packaging of goods in People’s Republic of China;
(v)	For any logistics service, Party A shall issue a formal logistics Services Instruction Form (specific waybill) to Party B in advance, listing the name of exporter, importer and the relevant party, specifying the relevant services required from the Service Provider and the telephone number. Party A should ensure the authenticity of all the information in order to make Party B could deliver the shipment in time;
(vi)	Party A shall pay Party B at the time agreed upon in the contract; and shall not suspend service expenses for any reasons;
(vii)	The goods entrusted by Party A must comply with the safety requirements and other requirements of the State for transport, and shall not contain any dangerous goods and other corrosive, polluting, prohibited and restricted goods; All goods and documents provided by Party A for delivery should not include any prohibited and restricted material of any Countries. To reduce cost of human resource, no documentation check or inspection work would be processed when Party B received the goods from Party A. If cargo involves liquid, cryopreservation goods, drug reagents etc, Party A should be prior inform Party B’s on-site officers and provide relevant description of the ingredient, approval for logistic of relevant department or countries.

2.	Party B's rights and obligations

(i)	Party B shall undertake the rendering of the Services efficiently ;
(ii)	Party B has the obligation to keep all Party A's trade secrets in the course of transportation and update the information to Party A as required;
(iii)	The service vehicles provided by Party B must be fully valid with good technical condition, and shall ensure the transportation requirements of Party A at the time of operation.

This is an English translation, and if there is any ambiguity in the Chinese version, the Chinese version shall prevail.

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(iv)	Party B shall have the right to suspend the business entrusted by Party A if Party A breaches the contract unilaterally, and Party B reserve the right to recover the cost and loss from Party A due to the liability for breach of contract;
(v)	For the goods entrusted to Party B for packaging, Party A and Party B shall jointly check whether the appearance and quantity of the goods are intact and confirmed at the same time, and shall be responsible for the damage to the goods;
(vi)	Party B shall have the right to charge a fee from Party A according to the contract;
(vii)	Under the condition of price advantage, Party B has the right of priority cooperation of cross-border logistics business with Party A in the future;
(viii)	The Service Provider shall be entitled to require a correction of packaging or reject the cargo if the goods are damaged, damp, oversize or severely deformed but Party B shall not be liable for any loss caused by Party A's packaging;
(ix)	Party B arranges a specific person to be responsible for the work of Party A. The implementation of one to one service;
(x)	If Party A has special requirements (expedited, limited time), Party B will fully cooperate with Party A's work; Party B may arrange a specialist for direct door to door delivery service.

Article 7: Liability for Breach of Contract

1.	Party A responsibility

(i)	The liability of the delay delivery of the goods shall be undertaken by Party A, if Party A fails to prepare the goods at the agreed time and requisition;
(ii)	After the arrival of the goods to the assigned destination, if no one receives or rejects to receive the goods, resulting in damage to the goods, loss and late delivery, Party A should be responsible for the liability (except for the receiver rejection of the damaged goods);
(iii)	Party A shall be liable for loss of or damage to the goods and delay in delivery resulting from its poor packaging;
(iv)	Party A shall be responsible for the delay in the delivery of the goods due to Party A's incorrect information of the address, name or the telephone number of the consignee;
(v)	Party A shall be liable for loss of any injury or damage to any equipment of Party B, with the terms and conditions stipulated below: -

a)	deliberately containing dangerous goods and other corrosive, polluting goods, prohibited, restricted goods and other acts in entrusted goods;

This is an English translation, and if there is any ambiguity in the Chinese version, the Chinese version shall prevail.

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b)	Party A conceals cargo name, weight, etc., resulting the fine and extra cost to Party B by aviation, railways and relevant state departments;
c)	Loss of or damaged to goods caused by Party A due to the use of wrong packaging, storage and cargo labels;
d)	When the consignee receipts the goods, any loss , shortage, deterioration, pollution, damage and all other risks are transferred to the consignee, Party B is no longer liable for it;
e)	If Party A believes that the goods are not delivered to the consignee properly and in an intact manner, Party A should inform Party B within 30 days from the receipt date of the invoice, otherwise it shall be deemed that the goods have been sent and receipt, Party B has been properly performed Contractual obligations.

2.       Party B responsibility

(i)	Due to Party B's responsibility that leads to delayed delivery or wrong delivery to the consignee, the goods should be sent in free to the designated consignee;
(ii)	Party B shall compensate to Party A in accordance the price of goods in customs declaration for the loss of goods due to Party B's responsibility;
(iii)	Party B shall compensate to Party A for damage goods caused by Party B in transportation with the price of goods stated in customs declaration.

Article 8: Other

1.	Due to force majeure, the two sides are not responsible for each other;
2.	Party B shall not be liable for any reasonable loss or change of the natural properties of the goods;
3.	Any party during the contract period may not arbitrarily change or lift. If there is a special reason cannot continue to perform or need to change, with the consent of both sides to change or lift must be one month in advance with the other party, the two sides can reach a consensus change;
4.	If performance of this Contract is directly prevented or delayed, in whole or in part, which are not foreseeable, and the occurrence and consequences thereof are unpreventable and unavoidable, the affected party shall immediately notify the other party of the occurrence of such a force majeure event by facsimile, and provide the other party with a certificate issued by a notary public located at the place where the force majeure event occurred. After negotiation, the Parties may decide to release the affected party from performing all or a part of its obligations hereunder, and to enter into a supplementary agreement for remedial measures;

This is an English translation, and if there is any ambiguity in the Chinese version, the Chinese version shall prevail.

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5.	This Contract may be modified or terminated only in writing and shall be enforceable in accordance with its terms when signed by each of the Parties hereto.

Article 9: Any dispute arising of or in connection with performing this contract shall first be resolved by consultation and negotiation between both parties, If the negotiation fails, either side can take legal action to court which governed by the laws of Hong Kong Special Administrative Region of the People’s Republic of China (HKSAR).

Article 10: Both sides may negotiate for the matter which be not agreed by both side, the agreement reached as an annex to this contract, the annex and the contract has the same legal effectiveness.

Article 11: The special notices of endorsement of each cargo or shipment bills are also the annex to this contract. Without contract assignation, both parties should follow and prevail the endorsement of the bills; when the contract and the terms of the bill are in conflict, the contract shall prevail.

Article 12: In order to facilitate the implementation of this contract, Party A shall, in writing, inform Party B the person who would be in charge for the execution of this contract, such as the consignor, the accountant and so on within 5 days after the signing of the contract. Party A shall within 5 days prior to the change of person in charge submit a written notice of change to Party B. The signature of assigned in charge person of Party A shall be regarded as Party A's act.

Article 13: This contract is executed in duplicate, with each party holding one copy, and is deemed equally effective under the law. Both parties shall keep this contract properly.

This is an English translation, and if there is any ambiguity in the Chinese version, the Chinese version shall prevail.

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Party A:	Party B:
Lee Tat Transportation International	Suzhou Hexie Yuantong Logistic
Limited	Company Limited

Legal representative or client	Legal representative or client:
Address:	Address:
Phone:	Phone:
Fax:	Fax:
Signature Date:	Signature Date:

This is an English translation, and if there is any ambiguity in the Chinese version, the Chinese version shall prevail.

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Annex 1: Service price list

	Unit: RMB/1kg	Unit: RMB/0.5kg
Area	Goods: Initial 1kg	Top up 0.5kg
Jiangsu, Zhejiang, Anhui, Shanghai	3.2	0.3
Shandong, Jiangxi	4.5	1.2
Fujian	4.5	1.2
Tianjin, Beijing, Hebei	4.5	1.2
Henan	4.5	1.2
Hubei	4.5	1.2
Guangdong	4.5	1.2
Hunan	4.5	1.2
Liaoning	6.5	2
Shanxi	6.5	2
Sichuan, Chongqing	7	2.25
Shaanxi, Guizhou, Yunnan	7	2.25
Hainan, Guangxi	7	2.25
Jilin	7	2.25
Heilongjiang	7.5	2.5
Inner Mongolia, Gansu	7.5	2.5
Ningxia, Qinghai	7.5	2.5
Note: The above quotation does not include value added tax.

This is an English translation, and if there is any ambiguity in the Chinese version, the Chinese version shall prevail.